SECURITIES PURCHASED PURSUANT TO RULE 10f-3
MORGAN GRENFELL FIXED INCOME FUND
Q4, 1998
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						Security Purchased			Comparison Security
Underwriters				CS First Boston, Morgan Stanley, 	CS First Boston, Morgan Stanley,
						DB Securities				Paine Webber

Issuer					FMAC Loan Receivables Trust		FMAC Loan Receivables Trust

Years of continuous
operation, including
predecessors				> 3 years					> 3 years

Security 					FMAC 1998 DA 6.404%, 12/15/19		FMAC 1998 CA 6.66%,  1/15/12

Is the affiliate a manager
or co-manager of offering?		no						no

Name of underwriter or
dealer from which
purchased					CS First Boston				n/a

Firm commitment underwriting?		yes						yes

Trade date					12/4/1998					n/a

Total dollar amount of
offering					$275,836,581				$374,015,423

Public offering price			101						101.5

Price paid if other than
public offering price			n/a						n/a

Underwriting spread or
commission					$0.35						n/a

Rating					AAA/Aaa					AAA/Aaa

Current yield				6.21%						n/a

Total par value purchased		$10,000,000					n/a

$ amount of purchase			$10,125,000					n/a

$ amount of offering sold
to QIBs					$275,836,581				n/a

$ amount of concurrent public
offering of same issuer			-						n/a

Total						$275,836,581				n/a

% of offering purchased
by fund					3.60%						n/a

% of offering purchased by
associated funds				0.00%						n/a

Total						3.60%						n/a
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